		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended January 31, 2011

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$4,134,620	$4,134,620
Unrealized Gain (Loss) on Market Value of Futures	1,702,704	1,702,704
Interest Income	11,234	11,234
ETF Transaction Fees	6,000	6,000
Total Income (Loss)	$5,854,558	$5,854,558

Expenses
Investment Advisory Fee	$103,922	$103,922
Brokerage Commissions	10,373	10,373
Other Expenses	42,470	42,470
Total Expenses	156,765	156,765
Expense Waiver	(26,061)	(26,061)
Net Expenses	$130,704	$130,704
Net Gain (Loss)	$5,723,854	$5,723,854

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/11	$102,992,334	$102,992,334
Additions	45,260,988	45,260,988
Net Gain (Loss)	5,723,854	5,723,854

Net Asset Value End of Period	$153,977,176	$153,977,176
Net Asset Value Per Unit	$66.95

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 1/1/11	1,600,020	1,600,020
Additions	700,000	700,000
Units Outstanding End of Period 1/31/11	2,300,020	2,300,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended January 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502